Exhibit 99.2

CONTACT: Alan Engbring Conatus Pharmaceuticals Inc. (858) 376-2637 aengbring@conatuspharma.com

Conatus Announces Pricing of Public Offering of Common Stock

SAN DIEGO – May 11, 2017 – Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, announced today that it has priced an underwritten public offering of 5,200,000 shares of its common stock at a price to the public of $5.50 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering costs, are expected to be approximately $28.6 million.

Conatus intends to use approximately $16.7 million of the gross proceeds from the offering to fund pipeline expansion and for working capital and other general corporate purposes, and approximately $11.9 million of the gross proceeds to repurchase and retire 2,166,836 shares of common stock held by funds affiliated with Advent Private Equity at a price equal to the net proceeds per share that Conatus will receive from this offering, before expenses. Conatus has granted the underwriters a 30-day option to purchase up to 780,000 additional shares of its common stock. The offering is expected to close on or about May 16, 2017, subject to satisfaction of customary closing conditions.

Stifel and SunTrust Robinson Humphrey are acting as book-running managers for the offering.

The securities described above are being offered by Conatus pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com, or by contacting SunTrust Robinson Humphrey by mail at 3333 Peachtree Road NE, Atlanta, GA 30326, Attention: Prospectus Department, by telephone at (404) 926-5744 or by email at STRH.Prospectus@suntrust.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at www.sec.gov.

About Conatus Pharmaceuticals

Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. Emricasan is designed to reduce the activity of enzymes that mediate inflammation and apoptosis. Conatus believes that by reducing the activity of these enzymes, emricasan has the potential to interrupt the disease progression across the spectrum of liver disease.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding emricasan’s potential to interrupt the disease progression across the spectrum of liver disease and

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Conatus’ expectations on the completion, timing and size of the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in Conatus’ business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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